UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 31, 2009

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)

As first reported on a Form 8-K filed on September 1, 2009, G. Kregg Lunsford, the Executive Vice President, Chief Financial Officer and Treasurer of Cal Dive International, Inc. (the “Company”) accepted a newly-created position as the Company’s Executive Vice President – Eastern Hemisphere, pending the appointment of his replacement.

On October 31, 2009, Bruce P. Koch accepted the Company’s offer to serve as Executive Vice President, Chief Financial Officer, and Treasurer of the Company, effective November 4, 2009.  Mr. Lunsford has assumed his new position as of the same date.

Mr. Koch, age 50, has over 25 years of financial, accounting, tax, treasury, information technology, and merger and acquisition experience.  Most recently, he spent 19 years as a finance executive at Nabors Industries, Ltd., serving as its Chief Financial Officer from 2003 and 2009.

Mr. Koch’s annual base salary will be $300,000.  He will be eligible to participate in the Company’s Annual Performance Bonus Plan (the “Bonus Plan”).  Sixty percent of Mr. Koch’s target award under the Bonus Plan will be based on company performance and the remaining 40% will be based on personal performance measures.  For 2010, his target bonus opportunity will be $275,000, with a maximum potential payout of $316,250.  For the final two months of 2009, he is eligible for a prorated award under the Bonus Plan with a maximum potential payout of $46,000.

Mr. Koch will be granted $629,000 in long-term incentive compensation under the Company’s Amended and Restated 2006 Long-Term Incentive Plan.  Half of Mr. Koch’s award will be in the form of restricted stock and the other half will be in the form in performance-based equity units payable in cash.  The vesting terms of Mr. Koch’s award will be decided by the Company’s Compensation Committee at the time of grant and will be consistent with the terms of the awards granted to the Company’s other executive officers.

Mr. Koch will enter into a severance and change of control agreement (“Severance Agreement”) that will provide him with (1) a severance payment of one times salary and bonus, (2) vesting of any stock options, restricted stock, or performance-based equity units which were scheduled to vest within twelve months of his termination date, and (3) other continuing benefits, if he is terminated without cause or with good reason.  As an additional benefit, if Mr. Koch’s employment is terminated without cause or with good reason within two years following a change of control of the Company, (a) he will receive an additional payment of two times salary and bonus, for a total of three times salary and bonus; (b) any and all of his outstanding unvested stock options, restricted stock, and performance-based equity units will vest, and (c) the Company would be obligated to pay Mr. Koch a tax gross-up payment should his total severance amount trigger an excise tax under Internal Revenue Code section 4999.  This description of the Severance Agreement is qualified in its entirety by the terms of the Severance Agreement itself, which is attached as Exhibit 99.4 and incorporated herein by reference.

Mr. Koch will enter into an indemnity agreement with the Company and will also participate in all other benefit plans and programs on the same terms as the Company’s other executive officers.

Item 7.01

Regulation FD Disclosure

The following information is being provided under Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts:

On November 4, 2009, the Company issued the press release included herein as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Lisa Manget Buchanan
Lisa Manget Buchanan Executive Vice President, and General Counsel

Date:   November 4, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Title	Filed with this Form 8-K	Incorporated by Reference
			Form	File No.	Date Filed
99.1	Press release issued by Cal Dive International, Inc. on November 4, 2009, announcing the appointment of Bruce P. Koch as Executive Vice President, Chief Financial Officer, and Treasurer	X
99.2	Cal Dive International, Inc. Annual Performance Bonus Plan		8-K	000-33206	12/17/08
99.3	Cal Dive International, Inc. Amended and Restated 2006 Long-Term Incentive Plan		8-K	000-33206	5/11/07
99.4	Severance and Change of Control Agreement, dated as of November 4, 2009, by and between Cal Dive International, Inc. and Bruce P. Koch	X
99.5	Form of Indemnity Agreement by and between Cal Dive International, Inc. and each of its directors and named executive officers		8-K	000-33206	5/11/07